UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2002

RAINING DATA CORPORATION

( Exact Name of Registrant as Specified in its Charter )

Delaware	000-16449	94-3046892
( State or Other Jurisdiction of Incorporation or Organization )	(Commission File Number)	(I.R.S. Employer Identification Number)

17500 Cartwright Road
Irvine, California 92614
( Address of Principal Executive Offices)

(949) 442-4400
( Registrant’s Telephone Number, Including Area Code )

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On June 10, 2002, Raining Data Corporation (the “Registrant”) entered into an Amendment to Secured Promissory Note between the Registrant and Astoria Capital Partners, L.P. (the “Holder”). The Registrant and Holder previously entered into a Note and Warrant Purchase agreement on November 30, 2000 in which the Registrant issued a Secured Promissory Note to the Holder for $18,525,416.67 plus interest to accrue at 8% per annum, compounded annually until maturity on the second anniversary date of the issuance of the Note. The Amendment to the Secured Promissory Note extends the maturity date to May 30, 2003 and shall bear interest at 10% from June 30, 2002 until maturity. All other terms, conditions and representations in the Note remain unaltered by this Amendment.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

4.1	Amendment to Secured Promissory Note between Raining Data Corporation and Astoria Capital Partners, L.P. dated June 10, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINING DATA CORPORATION (Registrant)

Date: June 12, 2002	/s/ Brian C. Bezdek

Brian C. Bezdek Vice President-Finance, Corporate Controller and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment to Secured Promissory Note between Raining Data Corporation and Astoria Capital Partners, L.P. dated June 10, 2002.